EXHIBIT 11

                         INDEPENDENCE HOLDING COMPANY
                       Computation of Per Share Earnings
                   (In Thousands, Except Per Share Amounts)

                                 THREE MONTHS ENDED       SIX MONTHS ENDED
                                      JUNE 30,                JUNE 30,
                                  1996       1995          1996      1995
                                --------------------    --------------------
PRIMARY EARNINGS PER SHARE
INCOME:
  Income from continuing
   operations..................$   1,469   $   1,261   $   2,832   $   1,410
   Income from discontinued
   operations, net.............      596         528       1,027       1,116
                                --------    --------    --------    --------
  Net income...................$   2,065   $   1,789   $   3,859   $   2,526
                                ========    ========    ========    ========
SHARES:
  Weighted average common
   shares outstanding..........    7,432       7,671       7,432       7,707
  Shares assumed issued
   for options.................       67           3          51           3
                                --------    --------    --------    --------
  Average common and common
  equivalents shares
  outstanding..................    7,499       7,674       7,483       7,710
                                ========    ========    ========    ========
 INCOME PER SHARE:
  Primary income per share from
   continuing operations.......$     .20   $     .16   $     .38   $     .18
  Primary income per share from
   discontinued operations.....      .08         .07         .14         .15
                                --------    --------    --------    --------
  Primary net income per share.$     .28   $     .23   $     .52   $     .33
                                ========    ========    ========    ========




                                                                  (CONTINUED)

                                                                  EXHIBIT 11
                                                                  (CONTINUED)
                         INDEPENDENCE HOLDING COMPANY
                       Computation of Per Share Earnings
                   (In Thousands, Except Per Share Amounts)

                                 THREE MONTHS ENDED        SIX MONTHS ENDED
                                     JUNE 30,                 JUNE 30,
                                  1996       1995           1996      1995
                                --------------------    --------------------
FULLY DILUTED EARNINGS
 PER SHARE (A)
 USE OF PROCEEDS:
  Assumed exercise of warrants.$  32,182   $  32,182   $  32,182   $  32,182
  Assumed exercise of options..    2,387       1,521       2,387       1,521
  Repurchase of treasury stock at
   average market price of $8.75,
   $6.40, $8.21, and $6.30,
   respectively................  (13,006)     (9,819)    (12,203)     (9,711)
  Assumed payment of debt
   outstanding.................  (12,736)    (13,486)    (12,527)    (13,694)
                                --------    --------    --------    --------
  Assumed balance to be
   invested....................$   8,827   $  10,398   $   9,839   $  10,298
                                ========    ========    ========    ========
 INCOME:
  Net income from continuing
   operations..................$   1,469   $   1,261   $   2,832   $   1,410
   Pro-forma interest income...      166         208         369         412
   Pro-forma reduction of
    interest expense...........      239         270         470         548
                                --------    --------    --------    --------
  Adjusted net income from
   continuing operations.......    1,874       1,739       3,671       2,370
  Income from discontinued
   operations, net.............      596         528       1,027       1,116
                                --------    --------    --------    --------
  Adjusted net income..........$   2,470   $   2,267   $   4,698   $   3,486
                                ========    ========    ========    ========
 SHARES:
  Weighted average shares
   outstanding.................    7,432       7,671       7,432       7,707
  Shares assumed issued
   for warrants................    1,816       1,817       1,816       1,817
  Shares assumed issued
   for options.................      336         227         336         228
  Treasury stock assumed
   purchased...................   (1,486)     (1,534)     (1,486)     (1,542)
                                --------     -------     -------     -------
  Adjusted average shares
   outstanding.................    8,098       8,181       8,098       8,210
                                ========     =======     =======     =======
 INCOME PER SHARE:
  Fully diluted income per
   share from continuing
   operations..................$     .24   $     .21   $     .45   $     .28
  Fully diluted income per
   share from discontinued
   operations..................      .07         .07         .13         .14
                                --------    --------    --------    --------
  Fully diluted net income
   per share...................$     .31   $     .28   $     .58   $     .42
                                ========    ========    ========    ========

(A) The fully diluted earnings per share calculation, utilizing the treasury stock method as prescribed by paragraphs 38(a) and 38(b) of APB No. 15, is anti-dilutive.